                                                                     EXHIBIT 6.3

   Hawaii                                                      REALTOR(R) [LOGO]
Association of
 REALTORS(R)

                                RENTAL AGREEMENT
                HAWAII ASSOCIATION OF REALTORS(R) STANDARD FORM

1.  DATE: The date of this Rental Agreement is: December 5, 1997.

2. WORDS THAT HAVE SPECIAL MEANING, WE, OUR and US, mean the Landlord. YOU and YOUR mean everyone listed as a tenant in Par. 3. DWELLING UNIT and UNIT mean the place you are renting from the Landlord.

3.  TENANTS.       NAME             AGE(IF MINOR)     SOCIAL SECURITY NUMBER        BUSINESS PHONE
Hawaiian Vintage Chocolate                            Fed # 99-0306492                808-735-8494
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

4. ALL TENANTS RESPONSIBLE. By signing this Agreement, each tenant agrees to pay the rent and obey this Agreement. If signed by two or more tenants, each of you is liable for all the rent and for obeying this agreement. Each adult is also responsible for all minors and must make sure they obey, too.

5. YOU MAY NOT SUBLET, ETC. You may not sublet, or let anyone else occupy the Unit or replace you as the tenant, unless you have our written permission in advance.

6. WHEN AND HOW LONG YOU MAY OCCUPY. The Unit will be ready for you to move into on January 1, 1998 (date).

    The length of your occupancy will be as checked. [ ] Month-to-Month Lease. Par. 1 on the reverse side explains how this lease may be ended.

    [ ] Fixed Lease, which will end on June 30, 1998 (date).

    This means your occupancy will automatically end ON THAT DATE - we do not have to tell you to move out. (NOTE: If you have our permission in writing to do so, you may continue to rent. In this case, your rent and all the other terms will remain the same as in this Agreement, unless we tell you differently in writing.)

    [ ] Other, as stated in the Special Terms, Par. 14 on this side.

    NOTE: Your lease may be ended earlier, if you do not pay the rent and/or obey this Agreement. If, after this lease is terminated, you stay in the Unit without our written consent, the monthly rent will be set according to Par. K on the reverse side.

7.  RENT. The rent is $2,604.15 per month (year, month, week, day, etc.)

    IN ADVANCE. You will not get any notice to pay from us. Payment is due on the first day of each month. BEGINNING ON January 1, 1998. (date). You must pay to Harbor Court Developers at this address c/o AHI Harbor Ltd., Partnership, Lock Box #47892, P.O. Box 1300, Honolulu, HI 96807.

    Later we may tell you in writing to pay (1) at a different address; or (2) to pay someone else or that we have transferred this lease to someone else. If we do so, you must pay at that address and to that person.

8. SERVICE CHARGE AND INTEREST. You must pay a service charge of 10% for each payment we do not receive by 5:00 p.m. of the fifth day of the month in which the payment is due. Interest at 12% per year will be charged on all rent and other sums you do not pay to us on time.

9. SECURITY DEPOSIT. You must pay $2,500.00 IN ADVANCE as a security deposit. By law, this deposit may not be more than one month's rent. You may not use this deposit as your last month's rent. Par. H on the reverse side explains how your deposit will be handled when you move out. Any interest earned on the security deposit shall be paid to: CB Commercial-Koll. The person or entity responsible for safe keeping or custody of your security deposit shall be: CB Commercial-Koll.

10. UTILITIES AND SERVICES. If they are checked, you must take care of and pay for the following items from the date your occupancy starts until it ends. You must arrange for these items yourself, unless something different is stated in the Special Terms, Par. 14. We will provide and maintain items that apply and are not checked. (NOTE: Cross out what does not apply.)

    [X] telephone [X] electricity [X] other (describe) Chilled water consumption

11. ADDRESS AND DESCRIPTION OF THE DWELLING UNIT (includes any grounds, common other areas and facilities the tenant may use): 66 Queen Street, Apartment #2703, Honolulu, Hawaii 96813 with parking stall(s) P-12 20-21.

12. CONDITION OF THE UNIT AND THINGS IN IT:

    (a) WHEN YOU MOVE IN. Before you move in, we will inspect and inventory the Unit and the things in it (items like fixtures, appliances, and other personal property). We will prepare an INVENTORY & CONDITION FORM, which you should check carefully. You and we will sign it. When signed, this form will be our agreement about (1) what the condition of the Unit was; and (2) what things were in the unit, and what their condition was, when you moved in.

    (b)  WHEN YOU MOVE OUT. Whenever you move out:

         (1) You must take all your personal things with you. If you leave any behind, you must pay for any storage and other costs, including advertising costs, involved in selling or getting rid of them.

         (2) You must leave the Unit clean and neat. We will charge you additional rent for the number of days it takes us to clean and fix up the Unit if you do not do your part. REMEMBER: It is your duty to have the Unit in clean and proper condition ON THE DAY YOU MOVE OUT, NOT ON ANY LATER DAY.

         (3) You must have the same things in it that were there when you moved in; and (4) you must leave these things and the Unit in the same condition they were in when you moved in, except for normal wear and tear. If there is any disagreement about (3) or (4), the signed INVENTORY & CONDITION FORM will be treated as correct.

13. KEYS, CARDS AND LOCKS. We are giving you the keys, parking cards and locks listed below. You may not have additional keys or cards made or locks changed or added, unless you have our written permission in advance. You must return all these items when you move out, or pay to replace them.

ITEM:                              NUMBER GIVEN TO YOU:     ITEM:                    NUMBER GIVEN TO YOU:
Door/mail box key(s)                                        Residential Security Access Cards
Parking Access Cards @$20.00 each*                          @$25.00 each*

* refundable

14. SPECIAL TERMS. You and we agree that: (Please Number)

    1. Conditions Acknowledged by Tenant are made a part hereof. 2. Rental Agreement Addendum attached hereto is made a part hereof. 3. Hawaii State Excise Tax is included in the monthly rent. 4. Tenant may renew leased for an additional 6 months.

15. STANDARD TERMS. YOU AND WE AGREE THAT THE STANDARD TERMS ON THE REVERSE SIDE OF THIS FORM ARE PART OF THIS AGREEMENT. BE SURE YOU READ ALL OF THESE TERMS BEFORE YOU SIGN.

16. RECEIPT BY TENANT: You have received a copy of this Agreement and the following as checked:

    [X] Inventory and Condition Form ([SIGNATURE]) (initials)         [ ] Fair Housing Information (______/_____) (initials)
    [X] House Rules of Condominium or Co-op (___/___) (initials)      [X] Other Rules (describe): Condominium By-Laws

17. TENANT SIGNATURES. By signing below, each tenant agrees to pay rent and obey this Agreement. X Tenant Manual [SIGNATURE ILLEGIBLE]

            Print Tenant's Name                               Signature of Tenant
Hawaiian Vintage Chocolate                                    /s/ JAMES WALSH, President

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

18. LANDLORD/MANAGING AGENT SIGNATURE AND INFORMATION:

    Name (print) McCormack Real Estate Service, Ltd, Signature [SIGNATURE ILLEGIBLE] as Agent
    Address 841 Bishop Street, Suite 2301, Honolulu, HI 96813
    Telephone (808) 537-5378  Emergency Phone# (808) 524-4188
    List all other owners:______________________________________________________

    Manager: [X] Yes. [ ] No. If checked YES by the Landlord, the Manager will act for us to receive rents, requests, notices and demands from you. He may also give requests, notices and demands to you. (NOTE: There must be a Manager on the island where this unit is located, if the Landlord does not live on the island.)

    The Manager is: McCormack Real Estate Services, Ltd. - Mike McCormack, Jr.

19. RECEIPT. The sum of $5,244.15 in the form of Checks has been received from you, and is to be applied as follows: **Security deposit of $2,500.00 (payable to CB Commercial-Koll pro-rated 1st.

    (NOTE: We may not receive an amount more than the security deposit and one month's rent.) month's rent & security access cards

                            RENTAL AGREEMENT ADDENDUM

This Rental Agreement Addendum shall be an integral part of and amend the Rental Agreement dated December, 1997 ("Rental Agreement") by and between Hawaiian Vintage Chocolate ("TENANT") and McCORMACK REAL ESTATE, INC. ("LANDLORD") for the property located at the Harbor Court Condominium (the "Project"), Unit
Number: 2703 ("Dwelling Unit").

                            COVENANTS AND CONDITIONS

    1. HOUSE RULES & BYLAWS.

         a. TENANT must register with the Resident Manager and obtain current copies of the House Rules and Bylaws prior to moving into the property.

         b.     TENANT must abide by the House Rules and Bylaws.

    2. TENANT COVENANTS. TENANT shall at all times during the tenancy:

         a. Comply with all applicable building and housing laws materially affecting health and safety.

         b. Keep that part of the Project which TENANT occupies and uses as clean and safe as the conditions of the Project permit.

         c. Dispose from TENANTs Dwelling Unit all rubbish, garbage, and other organic, hazardous or flammable waste in a clean and safe manner.

         d. Keep all plumbing fixtures in the Dwelling Unit or used by TENANT as clean as their condition permits.

         e. Properly use, maintain and operate all electrical and plumbing fixtures and appliances in the Dwelling Unit or used by TENANT.

         f. Not permit any person on the Project with TENANT's permission to willfully destroy, deface, damage, impair, or remove any part of the Project including without limitations the Dwelling Unit or the facilities, equipment, or appurtenances thereto, nor shall TENANT do any such thing.

         g. Keep the Dwelling Unit and all fixtures, facilities, appliances, furniture, and furnishings supplied therein by LANDLORD in fit condition, reasonable wear and tear excepted.

         h. Use the Dwelling Unit only for residential and commercial office purposes and not for any transient hotel purposes.

         i. Not permit the toilets, sinks, tubs, swimming pool, spa, water features and other water apparatus in the Project to be used for any purpose other than those for which they were designed, nor permit any sweepings, rubbish, rags or other articles to be thrown therein.

         j. Make no alteration or addition to the Dwelling Unit nor any alteration or addition to the common elements including without limitations painting, wall papering, use of nails or other objects in or through concrete walls or altering floor coverings, nor permit any person on the Project with TENANT's permission to do the same.

     3.  RENT.  Rent payment is due on the first (1st) day of every month.
                All checks must be made payable to HARBOR COURT DEVELOPERS, should include the Dwelling Unit number and should be mailed to the following address:

                HARBOR COURT DEVELOPERS
                c/o AHI Harbor Ltd.Partnership
                Lock Box #47892
                P.O. Box 1300
                Honolulu, Hawaii 96807-1300

     4.  SECURITY DEPOSIT.

         a. TENANT's security deposit should not be construed by TENANT as payment of the last month's rent nor applied as such.

         b. Any interest earned on TENANTs security deposit shall be retained by LANDLORD as compensation for administering these funds.

     5.  ILLEGAL SUBSTANCES & ACTIVITIES.  NO USE OR POSSESSION OF ILLEGAL
                SUBSTANCES OR OTHER ILLEGAL ACTIVITIES SHALL BE PERMITTED ON OR IN THE DWELLING UNIT AND/OR THE PROJECT.

     6.  DISTURBANCES.

         a. No excessively loud talking, unnecessarily loud and disturbing noises, or boisterous conduct is permitted at any time.

       b. Loud vocal or instrumental music, radio or TV programs are not permitted before 8:00 am or after 10:00 pm, or on a continuous basis.

    7. SUBLETTING OR ASSIGNING. TENANT shall not sublet Tenant's Dwelling
       Unit and/or stall(s), or assign this Rental Agreement to another without the prior consent of LANDLORD whose consent may be withheld for any reason.

    8. NUMBER OF OCCUPANTS. The number of occupants shall not be increased to more than that stated in the Rental Agreement without the prior written consent of LANDLORD. Only the individuals named on the Rental Agreement may reside within the Dwelling Unit.

    9. EXTERIOR DOORS & LOCKS.

       a. All exterior doors must be locked during TENANT's absence and kept closed at all times, particularly, any applicable security doors to ensure adequate security.

       b. TENANT shall neither change any of the existing locks nor add any new locks to the Dwelling Unit without LANDLORD's prior written consent

       C. Lockout services are provided by the Resident Manager at a cost of FIFTY AND NO/00 DOLLARS ($50.00) between the hours of 8:00 am. and 5:00 p.m. daily and SEVENTY-FIVE AND NO/100 DOLLARS ($75.00) for all other times. If TENANT is unable to contact the Resident Manager through Security, then TENANT is advised to obtain a locksmith at TENANT's sole cost and expense after first notifying Security of TENANT's intent to utilize the services of a locksmith.

    10. REPAIRS & PLUMBING.

       a. Any defective condition within the Dwelling Unit which comes to TENANT's attention, which TENANT has reason to believe is unknown to LANDLORD, and which TENANT has reason to believe is the duty of LANDLORD or of another tenant to repair, shall be reported by TENANT to LANDLORD in writing immediately thereof or as soon as practicable. Such written notification should be sent to the attention of the following:

                  Mr. Michael McCormack, Jr.
                  Customer Service Manager
                  66 Queen Street, Residential Lobby
                  Honolulu, Hawaii 96813

       b. TENANT's failure to comply with such notification may result in TENANT's 'liability to pay for the repair and/or replacement of any such defective condition and/or further damages as a result of such defective condition.

       c. Damage within the Dwelling Unit caused by stopping or plugging of waste pipes, or overflow from bath tubs, water closets, wash basins, or sinks must be paid for by TENANT (see Standard Terms, paragraph F1 of the Rental Agreement)

   11. PETS. No pets are allowed. No visiting pets and no pet-sitting are permitted at any time. If this Rental Agreement is terminated due to TENANT's breach of this provision the Dwelling Unit may be fumigated by a professional licensed exterminator at TENANT's expense should LANDLORD determine in LANDLORD's sole discretion that fumigation is necessary.

   12. WATERBEDS. No waterbeds of any kind are permitted within the Dwelling
       Unit.

   13. WASHERS AND DRYERS. TENANT has been provided a washer and dryer in the Dwelling Unit. TENANT is required to turn the water valves "ON" immediately prior to "OFF" immediately after EACH use. Do not start the wash and then leave the unit unattended. TENANT will be held liable for any damages in the event of non-compliance. TENANT is required to check TENANT's WATER HOSES once per month and to contact LANDLORD immediately if TENANT notices any signs of wear, leaks, or any other damage. TENANT may be held liable for unreported damages.

   14. LANAIS - CARE, MAINTENANCE AND USE.

       a. TENANT shall be responsible for the care and maintenance of all lanais, if any such lanai is included in TENANT's Dwelling Unit. TENANT may not, however, paint or otherwise decorate the walls and ceilings of such lanais. TENANT agrees to keep the lanais cleaned by vacuum or sweeping. The use of a water hose or other high volume containers to clean the lanais is strictly prohibited.

       b. TENANT shall keep and maintain no more than four (4) potted plants on the lanais. The maximum pot dimensions permissible are twenty inches high by twenty-four inches wide (20" x 24") and all pots should be in earthtone colors. All pots must be placed on drainage saucers to catch excess water.

       c. Any unsightly or disturbing items should not be kept on the lanais. These areas are not to be used for storage purposes of any kind, except in designated storage areas.

        d. Banners commemorating holidays or festivals may be displayed from lanais only during the actual holidays or festivals except that reasonable Christmas decorations may be displayed during the month of December and the first week of January.

   15.  CONSENT AND NOTICE TO ENTER.

        a. TENANT shall not unreasonably withhold TENANT's consent to LANDLORD or LANDLORD's Agent to enter into the Dwelling Unit in order to inspect the Project; make necessary or agreed upon repairs, decorations, alterations, or improvements; supply services; or exhibit the Dwelling Unit to prospective purchasers, mortgagees, tenants, or others who may have reasonable cause to inspect such Dwelling Unit.

        b. In any such event as mentioned in paragraph "15. a." above, LANDLORD shall give Tenant at least forty-eight (48) hours notice of LANDLORD's intent to enter the Dwelling Unit and such entering shall be conducted only during reasonable hours unless emergency situations require otherwise.

   16. INSURANCE. TENANT IS STRONGLY ADVISED TO OBTAIN THEIR OWN RENTER'S INSURANCE. LANDLORD's policy, if any, may not cover TENANT or TENANT's belongings for losses which may be due to events such as but not limited to earthquakes, wind, hurricanes, fire, theft, water damage and/or negligence.

   17.  LATE RENT & NON-SUFFICIENT FUNDS.

        a. LANDLORD will NOT tolerate LATE RENT payments or BOUNCED CHECKS. ALL rents are due on the 1st of each month. You must pay a service charge of ten percent (10%) for each payment we do not receive by 5:00 p.m. of the fifth day of the month in which the payment is due. If rent is not received by the fifth day of the month TENANT will be charged an interest of 12% per year on all rent and other sums not paid on time until all rent and late fees are paid in full. TENANTS who are LATE with their rent may be reported to Rent Check. Unicheck may also be notified. Late charges and bank charges may apply.

        b. All checks returned Non-Sufficient Funds shall cause TENANT to be charged TWENTY-FIVE AND N0/100 DOLLARS ($25.00) for each rejection. Late fees may also be incurred.

        c. In the event TENANT provides a personal rent check that is subsequently determined to have Non-Sufficient Funds then LANDLORD will NOT accept any future personal checks from TENANT and TENANT must pay all subsequent rental fees with a cashier's check or money order.

        d. In the event LANDLORD institutes legal proceedings and/or incurs legal costs to recover any unpaid rent and late fees due and owing, TENANT shall be held responsible for any such costs.

   18.  VISITORS.

        a. No visitors are permitted on the Project in excess of a one (1) week stay without the prior written consent of LANDLORD.

        b. No parties or commercial gatherings in excess of fifteen (15) persons in total attendance shall be conducted within the Dwelling Unit.

        c. TENANT shall be responsible for the conduct of TENANT's family and guests. TENANT shall upon request by the Resident Manager immediately abate and remove at TENANT's sole cost and expense any person, structure, thing or condition that may exist with regard to the occupancy or use of the Dwelling Unit contrary to the intent and meaning of this Rental Agreement, or if TENANT is unable to control the conduct of any such person, structure, thing or condition to conform with the intent and meaning of this Rental Agreement then, and upon request of the Resident Manager, the Resident Manager shall remove such person, structure, thing or condition from the Project at TENANT's sole cost, expense and liability.

   19.  PARKING STALLS.  TENANT shall be responsible for any applicable charges incurred for the cleaning and possible de-greasing of the parking stalls/area.

   20.  SORTING AND SEPARATION OF REFUSE AND TRASH.

        a. TENANT's Duties: TENANT agrees, at TENANT's sole cost and expense, to comply with all present and future laws, orders, and regulations of all federal, state, municipal, and local governments, departments, commissions, and boards (including the Board of Directors of the Association of Apartment Owners of the Project) regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash. TENANT shall sort and separate such items into categories as provided by law or as otherwise required, and in accordance with the rules and regulations adopted by any or all of the aforementioned named entities for the sorting and separating of such designated recyclable materials.

        b. Fines and Penalties; Indemnification of LANDLORD: TENANT shall pay all costs, expenses, fines, penalties, or damages imposed on LANDLORD or TENANT by reason of TENANT's failure to comply with Paragraph "20. a." above, and shall indemnify, defend, and hold LANDLORD harmless from and against any actions, claims, and suits arising from such noncompliance, using counsel reasonably satisfactory to LANDLORD, if LANDLORD so elects. TENANT's noncompliance with Paragraph "20.", in whole or in part, shall constitute a violation of a substantial obligation of this tenancy. TENANT shall be liable to LANDLORD for any costs or expenses, including attorneys' fees, of any action or proceeding by LANDLORD against TENANT, based upon TENANT's breach of Paragraph "2O.".

   21.  TENANT'S TEMPORARY ABSENCE.

        a. In the event TENANT will be absent from the Dwelling Unit for any anticipated extended period of time exceeding five (5) days TENANT shall notify LANDLORD in writing of such absence no later than the first day of such absence.

        b. In the event TENANT fails to give such notification of TENANT's anticipated extended absence TENANT agrees to indemnify and hold harmless LANDLORD for any damage resulting from such absence.

   22.  VACATING THE PROJECT.

        a. NOTICE OF INTENT TO VACATE MUST BE IN WRITING AND DELIVERED TO LANDLORD AT LEAST TWENTY EIGHT (28) DAYS PRIOR TO THE RENTAL AGREEMENT EXPIRING OR TERMINATING. One (1) week prior to vacating, TENANT must notify LANDLORD to set up an appointment for check-out.

        b. If applicable, TENANT must schedule in advance with Resident Manager TENANT's moving date and time. TENANT's responsibilities include, but are not limited to, complying with move-out procedures and phone and utilities disconnection.

        c. TENANT understands that TENANT's "last day of occupancy" is the date that ALL KEYS are returned to LANDLORD and the property has been completely cleaned and repaired for any damage attributable to TENANT, inspected by LANDLORD, and is ready for the next tenant to occupy. TENANT agrees to pay through the "last day of occupancy." The term "ALL KEYS" shall include without limitation keys of entry, recreation keys, padlocks, deadbolts, entry gate keys, parking gate cards, openers, and mailbox keys.

        d. All personal effects should be removed and the Dwelling Unit should be thoroughly cleaned and ready for occupancy by the next tenant.

        e. Walls must be washed and smudges removed from all areas including light switches and doors. Nail holes and any other holes should be filled-in, smoothed, and painted with matching paint.

        f Walls' should be restored to their original condition if pictures and/or nails were installed in the walls, pursuant to the inventory and condition form.

        g. Carpets shall be PROFESSIONALLY Cleaned no earlier than two (2) days prior to check-out by a company approved by LANDLORD. A copy of the cleaning receipt shall be provided by TENANT to LANDLORD at time of check-out. If TENANT fails to have the carpets professionally cleaned, LANDLORD shall make such arrangements and shall deduct the appropriate cost from TENANT's security deposit. All other floors must be cleaned by TENANT or someone TENANT employs.

        h. All appliances must be cleaned and in the same working condition as first provided to TENANT. The refrigerator must be emptied of all food, wiped clean, and left on NORMAL setting. Likewise, the freezer compartment must be cleaned and left on NORMAL setting.

        i. All cupboards and shelves must be emptied and wiped clean, including removal of any and all shelf paper TENANT installed.

        j. Bath fixtures must be cleaned and grout/tile free of soap residue and mildew. All other plumbing fixtures should be cleaned and in good working condition.

        k.       All windows and window sills must be cleaned.

        1. Drapes should be vacuumed (and dry cleaned, if necessary.) Sills, shelves, and light fixtures should be wiped clean and bulbs replaced if not in working order.

        m. Any damage attributable to TENANT, or TENANT's guests or invitees must be completely repaired. If repairs need to be coordinated with LANDLORD then TENANT must contact LANDLORD in advance. Do NOT wait to report the repairs on TENANT's move-out day.

        n. During the move-out inspection, TENANT must return ALL KEYS and provide LANDLORD with TENANT's forwarding address and telephone number to facilitate refunding any TENANT security deposit.

   23.  BREACH OF THE RENTAL AGREEMENT.

        a. If TENANT breaches this Rental Agreement for any reason or, when applicable and prior to vacating, does not give twenty eight days (28) written notice to vacate TENANT will be considered to have "WRONGFULLY QUIT" the Project. Notwithstanding the above sentence, active duty military tenants may be released earlier from their Rental Agreement only after providing LANDLORD with a copy of their permanent change of duty station orders or other such similar permanent transfer orders.

        b. If TENANT wrongfully quits the Project, TENANT may be liable for the lesser of the following amounts for such abandonment:

                 1) All rent due for the remainder of the term of the Rental Agreement; or

                 2) All rent accrued during the period reasonably necessary to rent the Dwelling Unit at the fair market rental, plus the difference between such fair rent and the rent agreed to in this Rental Agreement, and reasonable commission for the renting of the Dwelling Unit. In addition, TENANT understands TENANT may be liable for late fees and advertising cost.

        c. Eviction proceedings, if required, will be at TENANT's cost. (See Rental Agreement Standard Terms, paragraph G.)

   24.  INDEMNIFICATION.

        a. TENANT shall indemnify and hold harmless LANDLORD, LANDLORD's employees, directors, officers, agents, and servants from any and all liability or claim whatsoever that may arise from or out of any damages to persons or property caused by or resulting from the acts or omissions of the TENANT in or about the Dwelling Unit covered herein or in or about the Project of which it is a part.

        b. TENANT agrees to pay all reasonable legal fees and costs of LANDLORD should there be any reason whatsoever to defend LANDLORD.

        c. This indemnification and hold harmless shall be joint and several as to the TENANT and shall survive the termination or expiration of this Rental Agreement

   25.  ACKNOWLEDGMENT, UNDERSTANDING & AGREEMENT. Your initials on each paragraph in this Addendum and signature on the Rental Agreement Form shall constitute your acknowledgment, understanding, and agreement of the Covenants and Conditions contained therein. TENANT's shall be jointly and severally liable under the Rental Agreement and any Addenda.

   26.  PROFESSIONAL ASSISTANCE.  By initialing this paragraph TENANT agrees and acknowledges that prior to signing and initialing the Rental Agreement and its Addendum TENANT has been advised and given the opportunity by LANDLORD to seek TENANT's own professional assistance, such as an attorney, to help TENANT understand each and every one of the paragraphs contained herein. TENANT has either chosen to seek such professional assistance or has decided against such assistance. In either event, TENANT agrees and acknowledges that TENANT is making a conscience decision to execute this Rental Agreement and its Addendum and further understands and agrees to abide by each and every part of this Agreement and its Addendum.

   27.  SEVERABILITY. If any paragraph or provision in this Rental Agreement or Addendum is held invalid by a Court of proper jurisdiction, the invalidity does not affect other paragraphs or provisions of this Rental Agreement or Addendum which can be given full force and effect without the invalid paragraph or provision, and to this end the paragraphs or provisions of this Rental Agreement and Addendum are severable.

   28.  APPLICABLE LAW.  This Rental Agreement and it's Addendum shall be governed and construed in accordance with the laws of the State of Hawaii.

   29.  EXCUSE OF LANDLORD'S PERFORMANCE. Anything in this Rental Agreement and its Addendum to the contrary notwithstanding, providing such cause is not due to the willful act or gross neglect of LANDLORD, LANDLORD shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Rental Agreement and it's Addendum if the same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, through act of God or other cause beyond the control of LANDLORD.

   30.  ENTIRE AGREEMENT.  The provisions of this Rental Agreement and it's
                 Addendum constitute, and are intended to constitute, the entire agreement between LANDLORD and TENANT. No terms, conditions, warranties, actual or implied, exist between LANDLORD and TENANT except as herein expressly set forth.

   31.  NONWAIVER. The acceptance of rent by LANDLORD shall not be deemed a waiver by LANDLORD of any breach by TENANT of any term, covenant or condition herein contained, nor of LANDLORD's right to declare and enforce a forfeiture for any such breach, and failure of LANDLORD to insist upon strict performance of any term, covenant or condition herein shall not be construed as a waiver of any subsequent breach of the same nor of any other term, covenant or condition.

   32.  NO PARTY DEEMED DRAFTER. LANDLORD and TENANT agree and acknowledge that both Parties have had an opportunity to negotiate the terms and conditions of this Rental Agreement and its Addenda. LANDLORD and TENANT further agree that neither Party shall be deemed to be the drafter of this Rental Agreement and its Addenda. In the event tins Rental Agreement and its Addenda are ever reviewed by a court of law, such court shall not construe this Rental Agreement and its Addenda or any provision herein against either Party as the drafter of this Rental Agreement and its Addenda.

   33. AGENCY. LANDLORD is a real estate licensee and is associated with the Owner of the Project ("Owner"). LANDLORD and all its real estate licensees REPRESENTS THE OWNER ONLY and NOT the TENANT. TENANT is aware, agrees and acknowledges that LANDLORD:

           a.     Represents and is the agent of the Owner only;

           b.     Is NOT the agent of the TENANT; and

           c.     Owes fiduciary duties to the Owner only and not the TENANT.

           TENANT further agrees not to claim that LANDLORD is or acted as TENANTs agent or the dual agent of TENANT and the Owner.

        IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed the day and year first above written.

[SIGNATURE ILLEGIBLE]                          [SIGNATURE ILLEGIBLE]
---------------------------                    --------------------------------
TENANT                                         TENANT

HARBOR COURT DEVELOPERS
   By McCormack Real Estate, Inc.

                   As Agent
---------------------------
LANDLORD
===============================================================================

                                 EMERGENCY CALLS

     Monday - Friday between 8:00 a.m. and 5:00 p.m..................  Michael
       McCormack, Jr.
     Office Phone Number.............................................  537-5378

     Digital Pager...................................................  289-0171
     Though Security.................................................  524-4188,
       ext. 306

After hours and on weekends Call Security at 524-4188

===============================================================================